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                                  EXHIBIT 21.1


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Name of Subsidiary                                      Jurisdiction and Date of Incorporation
------------------------                                ----------------------------------------------
Centrifugal Associates, Inc.                            New Jersey, 10/20/64

Mechanical Associates, Inc.                             New York, 3/31/89

Centrifugal Service, Inc.                               New York, 9/4/92

The Automation Group, Inc.                              Delaware, 5/25/95

Trident Mechanical Systems, Inc.                        Delaware, 5/25/95

Centrifugal/Mechanical Associates, Inc.                 Delaware, 6/9/95

Property Control, Inc.                                  Delaware, 6/9/95

High-Rise Electric, Inc.                                Delaware, 7/5/95

Grace Systems Technologies, Inc.                        Delaware, 2/2/96

OnTera, Inc. (f/k/a DualStar Communications, Inc.)      Delaware, 2/2/96

Integrated Controls Enterprises, Inc.                   Delaware, 8/30/96

HR Electrical Systems, Inc.                             Delaware, 6/10/98

ParaComm, Inc.                                          Delaware, 6/23/99

BMS Electric, Inc.                                      New York, 7/27/00
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